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                                                                    EXHIBIT 4(g)

                           THIRD AMENDED AND RESTATED
                             1988 STOCK OPTION PLAN

      1.    NAME.

      The name of this plan is the Third Amended and Restated 1988 Stock Option Plan.

      2.    DEFINITIONS.

      For the purposes of the Plan, the following terms shall be defined as set forth below:

      (a) "Affiliate" means any partnership, corporation, firm, joint venture, association, trust, unincorporated organization or other entity (other than a Subsidiary) that, directly or indirectly through one or more intermediaries, is controlled by the Company, where the term "controlled by" means the possession, direct or indirect, of the power to cause the direction of the management and policies of such entity, whether through the ownership of voting interests or voting securities, as the case may be, by contract or otherwise.

      (b)   "Board" means the board of directors of the Company.

      (c) "Cause" as applied to any Officer or Employee means: (i) the conviction of such individual for the commission of any felony; (ii) the commission by such individual of any crime involving moral turpitude (e.g., larceny, embezzlement) which results in harm to the business, reputation, prospects or financial condition of the Company, any Subsidiary or Affiliate; or (iii) the willful neglect, failure or refusal of such individual to carry out his duties, which results in harm to the business, reputation, prospects or financial condition of the Company, any Subsidiary or Affiliate, which neglect, failure or refusal continues for a period of ten consecutive business days following notice thereof, or ten cumulative business days following successive notices thereof, to such individual from the Company; provided, however, that such willful neglect, failure or refusal is not due to the death or disability (i.e., as a result of an injury or sickness such individual is rendered permanently unable to perform his duties as an Officer or an Employee, as the case may be, on a full-time basis) of such individual or illness leading to the death or disability of such individual.

      (d) "Chairman" means the individual appointed by the Board to serve as the chairman of the Committee.

      (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time and the Treasury regulations promulgated thereunder.

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      (f)   "Committee" means the committee appointed by the Board to administer the Plan as provided in Section 4(a).

      (g) "Common Stock" means the $.01 par value common stock of the Company or any security of the Company identified by the Committee as having been issued in substitution or exchange therefor or in lieu thereof.

      (h)   "Company" means Advanced Medical, Inc., a Delaware corporation.

      (i) "Director" means an individual who: (i) is now, or hereafter becomes, a member of the Board or of the board of directors of any Subsidiary or Affiliate; and (ii) is not eligible to participate in the Non-Employee Director NQSO Plan.

      (j) "Employee" means an individual employed by the Company, a subsidiary, or an Affiliate whose wages are subject to the withholding of federal income tax under Section 3401 of the Code.

      (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

      (l) "Fair Market Value" of a Share as of a specified date means the average of the highest and lowest market prices of a Share on such date as reported in the American Stock Exchange composite transactions published in the Eastern Edition of The Wall Street Journal or, if no trading of Common Stock is reported for that day, the next preceding day on which trading was reported. In the event the Shares are not then traded on the American Stock Exchange, the Fair Market Value of a Share shall be determined by reference to the principal market or exchange on which the Shares are then traded.

      (m) "ISO" means any stock option granted pursuant to the Plan that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

      (n) "Non-Employee Director NQSO Plan" means the Company's Second Amended and Restated 1990 Non-Qualified Stock Option Plan for Non-Employee Directors.

      (o) "NQSO" means any stock option granted pursuant to the provisions of the Plan that is not an ISO.

      (p) "Officer" means an individual elected or appointed by the Board or by the board of directors of a Subsidiary or Affiliate or chosen in such other manner as may be prescribed by the by-laws of the Company, a Subsidiary or Affiliate, as the case may be, to serve as such, or, in the case of an Affiliate which is not a corporation, any individual elected or appointed to

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            fulfill a similar function by a body or individual exercising similar authority.

      (q)   "Option" means an ISO or a NQSO granted under the Plan.

      (r) "Participant" means an individual who is granted an Option under the Plan.

      (s)   "Plan" means this Third Amended and Restated 1988 Stock Option Plan.

      (t) "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor or replacement rule adopted by the Securities and Exchange Commission.

      (u)   "Share" means one share of Common Stock, adjusted in accordance with
            Section 10(b), if applicable.

      (v) "Stock Option Agreement" means the written agreement between the Company and the Participant that contains the terms and conditions pertaining to an option.

      (w) "Subsidiary" means any corporation of which the Company, directly or indirectly, is the beneficial owner of fifty percent (50%) or more of the total voting power of all classes of its stock' having voting power and which qualifies as a subsidiary corporation pursuant to
            Section 424(f) of the Code.

      (x) "Ten Percent Shareholder" means a Participant who prior to the grant of an ISO owned, directly or indirectly within the meaning of
            Section 424(d) of the Code, ten percent (10%) or more of the total combined voting power of all classes of stock of the Company, any Subsidiary or any parent of the Company (as defined in Section 425(e) of the Code).

      3.    PURPOSE.

      The purpose of the Plan is to enable the Company to provide incentives, which are linked directly to increases in shareholder value, to certain key personnel in order that they will be encouraged to promote the financial success and progress of the Company.

      4.    ADMINISTRATION.

      (a)   Composition of the Committee.

      The Plan shall be administered by a Committee appointed by the Board, consisting of not less than a sufficient number of "disinterested persons" (as such term is defined in Rule 16b-3), who are also "outside directors" (within the meaning of Section 162(m) of the Code) so as to qualify the Committee to administer the Plan as contemplated by Rule 16b-3 and Section 162(m), respectively. Members of the Committee shall not be entitled to participate in

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the Plan. Subject to the provisions of the first sentence of this Section 4(a), the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Board shall appoint one of the members of the Committee as Chairman.

      (b)   Actions by the Committee.

      The Committee shall hold meetings at such times and places as it may determine. Acts approved by a majority of the members of the Committee present at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

      (c)   Powers of the Committee.

      Subject to the express terms and conditions hereof, the Committee shall have the authority to administer the Plan in its sole and absolute discretion. To this end, the Committee is authorized to construe and interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan, including, but not limited to, the authority to determine the eligible individuals who shall be granted Options, the number of Options to be granted, the vesting period, if any, for all Options granted hereunder, the date on which any option becomes first exercisable, the number of Shares subject to each Option, the exercise price for the Shares subject to each option, and, whether the Option to be granted is an ISO or a NQSO. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants and any person validly claiming under or through a Participant.

      (d)   Liability of Committee Members.

      No member of the Board or the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any grant or exercise of an option thereunder.

      (e)   Option Accounts.

      The Committee shall maintain a journal in which a separate account for each Participant shall be established. Whenever an Option is granted to or exercised by a Participant, the Participant's account shall be appropriately credited or debited. Appropriate adjustment shall also be made in the journal with respect to each account in the event of an adjustment pursuant to Section 10(b).

      5.    EFFECTIVE DATE AND TERM OF THE PLAN.

      (a)   Effective Date of the Plan.

      The Plan in its original form was adopted by the Board on December 27, 1988. The Plan in its first amended and restated form was adopted by the Board on July 12, 1990 and became effective on September 7, 1990. The Plan in its second amended and restated form was adopted by the Compensation Committee of the Board and approved by the Board and became

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effective on June 30, 1992. The Plan in its third amended and restated form was adopted by the Board and became effective on June 28, 1994, subject to approval by the shareholders of the Company at a meeting duly called and held within twelve months following such date.

      (b)   Term of Plan.

      No Option shall be granted pursuant to the Plan on or after December 27, 1998, but Options theretofore granted may extend beyond that date.

      6.    TYPE OF OPTIONS AND SHARES SUBJECT TO THE PLAN.

      Options granted under the Plan may be either ISOs or NQSOs. Each Stock Option Agreement shall specify whether the Option covered thereby is an ISO or a NQSO.

      The maximum aggregate number of Shares that may be issued under the Plan is 1,700,200 Shares; provided, however, that no more than 250,000 Shares (subject to adjustment as described below) shall be awarded to any Participant in any calendar year. The aggregate number of Shares available for issuance under the Plan shall be reduced by the number of Shares issued outside of the Plan pursuant to stock options or otherwise to persons eligible to participate in the Plan. The limitation on the number of Shares which may be granted under the Plan shall be subject to adjustment as provided in Section 10(b).

      If any Option granted under the Plan expires or is terminated for any reason, any Shares as to which the option has not been exercised shall again be available for purchase under options subsequently granted. At all times during the term of the Plan, the Company shall reserve and keep available for issuance such number of Shares as the Company is obligated to issue upon the exercise of all then outstanding options.

      7.    SOURCE OF SHARES ISSUED UNDER THE PLAN.

      Common Stock issued under the Plan may consist, in whole or in part, of authorized or unissued Shares or treasury Shares, as determined in the sole and absolute discretion of the Committee. No fractional Shares shall be issued under the Plan.

      8.    ELIGIBILITY.

      The individuals eligible for the grant of Options under the Plan shall be:
(i) all Directors, Officers and Employees; and (ii) such individuals determined by the Committee to be rendering substantial services as a consultant or independent contractor to the Company or any Subsidiary or Affiliate of the Company, as the Committee shall determine from time to time in its sole and absolute discretion; provided, however, that only Employees of the Company or any Subsidiary shall be eligible to receive ISOs. Any Participant shall be eligible to be granted more than one Option hereunder.

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

      9.    OPTIONS.

      (a)   Grant of Options.

      Subject to any applicable requirements of the Code and any regulations issued thereunder, the date of the grant of an Option shall be the date on which the Committee determines to grant the Option.

      (b)   Exercise Price of ISOs.

      The exercise price of each Share subject to an ISO shall not be less than the Fair Market Value of a Share on the date of grant of the ISO, except that in the case of a grant of an ISO to a Participant who at the time such ISO was granted was a Ten Percent Shareholder, the exercise price shall not be less than 110% of the Fair Market Value of a Share on the date of the grant of the ISO.

      (c)   Exercise Price of NOSQs.

      The exercise price of each Share subject to a NQSO shall be determined by the Committee at the time of grant but will not be less than the par value of a Share.

      (d)   Exercise Period.

      Each option granted hereunder shall vest and become first exercisable as determined by the Committee.

      (e)   Terms and Conditions.

      All Options granted pursuant to the Plan shall be evidenced by a Stock Option Agreement (which need not be the same for each Participant or Option), approved by the Committee which shall be subject to the following express terms and conditions and the other terms and conditions as are set forth' in this
Section 9, and to such other terms and conditions as shall be determined by the Committee in its sole and absolute discretion which are not inconsistent with the terms of the Plan:

            (i) the failure of an Option to vest for any reason whatsoever shall cause the Option to expire and be of no further force or effect;

            (ii) unless terminated earlier pursuant to Sections 9(i) or 11, the term of any Option granted under the Plan shall be ten years from the date of grant; provided, however, that no ISO granted to a Ten Percent Shareholder shall have a term of more than five years from the date of grant;

            (iii) in the case of an ISO, the aggregate Fair Market Value
                  (determined as of the time the ISO is granted) of Shares exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company, any

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                  Subsidiary or any parent of the Company (as defined in Section
                  424(e) of the Code) shall not exceed $100,000;

            (iv) Options shall not be transferable by the holder otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the holder only by him or by his guardian or legal representative;

            (v) no Option or interest therein may be transferred, assigned, pledged or hypothecated by the holder during his lifetime whether by operation of law or otherwise, or be made subject to execution, attachment or similar process; and

            (vi) payment for the Shares to be received upon exercise of an Option may be made in cash, in Shares (determined with reference to their Fair Market Value on the date of exercise) or any combination thereof.

      (f)   Additional Means of Payment.

      Any Stock Option Agreement may, in the sole and absolute discretion of the Committee, permit payment by any other form of legal consideration consistent with applicable law and any rules and regulations relating thereto, including, but not limited to, the execution and delivery of a full recourse promissory note by the Participant to the Company.

      (g)   Exercise.

      The holder of an option may exercise the same by filing with the Corporate Secretary of the Company and the Chairman a written election, in such form as the Committee may determine, specifying the number of Shares with respect to which such Option is being exercised, and accompanied by payment in full of the exercise price for such Shares. Notwithstanding the foregoing, the Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Participant from exercising the Option with respect to the full number of Shares as to which the Option is then exercisable.

      (h)   Withholding Taxes.

      Prior to issuance of the Shares upon exercise of an Option, the Participant shall pay or make adequate provision for the payment of any Federal, state, local or foreign withholding obligations of the Company or any Subsidiary or Affiliate of the Company, if applicable. In the event a Participant shall fail to make adequate provision for the payment of such obligations, the Company shall have the right to issue a stock certificate for an amount of Shares equal to the difference obtained by subtracting: (i) the number of Shares, rounded up for any fraction to the next whole number, that have a Fair Market Value (as of the date of exercise) equal to such amount as is sufficient to satisfy applicable federal, state or local withholding obligations; from (ii) the number of Shares attributable to that portion of the option so exercised. The Company shall promptly remit, or cause to be remitted, to the appropriate taxing authorities

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the amount so withheld. In such cases, although the stock certificate delivered to the Participant will be for a net number of Shares, such Participant shall be considered, for tax purposes, to have received the number of Shares equal to the full number of Shares to which the Option had been exercised.

      (i)   Termination of Options.

      Options granted under the Plan shall be subject to the following events of termination:

            (i) in the event a Participant who is a Director is removed from the Board or the board of directors of a Subsidiary or an Affiliate, as the case may be, for cause (as contemplated by the charter, by-laws or other organizational or governing documents), all unexercised Options held by such Participant on the date of such removal (whether or not vested) will expire immediately;

            (ii) in the event the employment of a Participant who is an Officer or Employee is terminated for Cause, all unexercised Options held by such Participant on the date of such termination of employment (whether or not vested) will expire immediately; and

            (iii) in the event a Participant is no longer a Director,
                  Officer or Employee other than for the reasons set forth in Sections 9(i)(i) or 9(i)(ii), all Options which remain unvested at the time the Participant is no longer a Director, Officer or Employee, as the case may be, shall expire immediately, and all Options which have vested prior to such time shall expire twelve months thereafter unless by their terms they expire sooner.

      10.   RECAPITALIZATION.

      (a)   Corporate Flexibility.

      The existence of the Plan and the Options granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company, in their sole and absolute discretion, to make, authorize or consummate any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, common stock, preferred or prior preference stock ahead of or affecting the Company's capital stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other grant of rights, issuance of securities, transaction, corporate act or proceeding and notwithstanding the fact that any such activity, proceeding, action, transaction or other event may have, or be expected to have, an impact (whether positive or negative) on the value of any Option.

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

      (b)   Adjustments Upon Chances in Capitalization.

      Except as otherwise provided in Section 11 and subject to any required action by the shareholders of the Company, in the event of any change in capitalization affecting the Common Stock of the Company, such as a stock dividend, stock split or recapitalization, the Committee, in its sole and absolute discretion, may make proportionate adjustments with respect to: (i) the aggregate number of Shares available for issuance under the Plan; (ii) the number of Shares available for any individual award; (iii) the number and exercise price of Shares subject to outstanding Options; provided, however, that the number of Shares subject to any Option shall always be a whole number; and
(iv) such other matters as shall be appropriate in light of the circumstances.

      11.   CHANGE OF CONTROL

      In the event of a Change of Control (as defined below), unless otherwise determined by the Committee at the time of grant or by amendment (with the holder's consent) of such grant, all Options not vested on or prior to the effective time of any such Change of Control shall immediately vest as of such effective time. The Committee in its discretion may make provisions for the assumption of outstanding Options, or the substitution for outstanding Options of new incentive awards covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices so as to prevent dilution or enlargement of rights.

      A "Change of Control" will be deemed to occur on the date any of the following events occur:

      (a) any person or persons acting together which would constitute a "group" for purpose of Section 13(d) of the Exchange Act (other than the Company, any Subsidiary and Jeffrey M. Picower (including, any of his affiliates and any lineal descendant of Mr. Picower, any spouse of Mr. Picower or of any such lineal descendant, a trust established principally for the benefit of any of the foregoing, any entity beneficially owned by the foregoing, and the executor, administrator or personal representative of the estate of any of the foregoing)) beneficially own (as defined in Rule 13-3 under the Exchange Act), directly or indirectly, at least 30% of the total voting power of the Company entitled to vote generally in the election of the Board of Directors of the Company;

      (b) either (i) the Current Directors (as herein defined) cease for any reason to constitute at least a majority of the members of the Board (for these purposes, a "Current Director" means any member of the Board as of June 28, 1994, and any successor of a Current Director whose election, or nomination for election by the Company's shareholders, was approved by at least a majority of the Current Directors then on the Board) or (ii) at any meeting of the shareholders of the Company called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors fail to be elected;

      (c) the shareholders of the Company approve (i) a plan of complete liquidation of the Company, or (ii) an agreement providing for the merger or consolidation of the Company (A) in which the Company is not the continuing or surviving corporation (other than

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consolidation or merger with IMED Corporation or a wholly-owned subsidiary of the Company in which all Shares outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the Shares are converted into cash, securities or other property, except a consolidation or merger of the Company in which the holders of the Shares immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the common stock of the continuing or surviving corporation immediately after such consolidation or merger or in which the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation; or

      (d) the shareholders of the Company approve an agreement (or agreements) providing for the sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

      12.   SECURITIES LAW REQUIREMENTS.

      No Shares shall be issued under the Plan unless and until: (i) the Company and the Participant have taken all actions required to register the Shares under the Securities Act of 1933, as amended, or perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and
(iii) any other applicable provision of state or Federal law has been satisfied. The Company shall be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the registration or qualification requirements of any state securities laws or stock exchange.

      13.   AMENDMENT AND TERMINATION.

      (a)   Modifications to the Plan.

      The Board may, insofar as permitted by law, from time to time, with respect to any Shares at the time not subject to Options, suspend or terminate the Plan or revise or amend the Plan in any respect whatsoever. However, unless the Board specifically otherwise provides, any revision or amendment that would cause the Plan to fail to comply with Rule 16b-3, Section 422 or 162(m) of the Code or any other requirement of applicable law or regulation if such amendment were not approved by the shareholders of the Company shall not be effective unless and until such approval is obtained.

      (b)   Rights of Participant.

      No amendment, suspension or termination of the Plan that would adversely affect the right of any Participant with respect to an Option previously granted under the Plan will be effective without the written consent of the affected Participant.

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

      14.   MISCELLANEOUS.

      (a)   Shareholders' Rights

      No Participant and no beneficiary or other person claiming under or through such Participant shall acquire any rights as a shareholder of the Company by virtue of such Participant having been granted an Option under the Plan. No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any Shares, allocated or reserved under the Plan or subject to any Option except as to Shares, if any, that have been issued or transferred to such Participant. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise of an Option, except as may be provided in the Stock Option Agreement.

      (b)   Other Compensation Arrangements.

      Nothing contained in the Plan shall prevent the Board from adopting other compensation arrangements, subject to shareholder approval if such approval is required. Such other arrangements may be either generally applicable or applicable only in specific cases.

      (c)   Treatment of Proceeds.

      Proceeds realized from the exercise of Options under the Plan shall constitute general funds of the Company.

      (d)   Costs of the Plan.

      The costs and expenses of administering the Plan shall be borne by the Company.

      (e)   No Right to Continue Employment or Services.

      Nothing contained in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue to render services to the Company, a Subsidiary or Affiliate; to continue as a Director, Officer or Employee; or affect the right of the Company, a Subsidiary, an Affiliate, the Board, the board of directors of a Subsidiary or an Affiliate, the shareholders of the Company or a Subsidiary, or the holders of interests of an Affiliate, as applicable, to terminate the directorship, office or employment, as the case may be, of any Participant at any time with or without Cause or with or without any other cause, reason or justification. The term "Cause" as defined herein is included solely for the purposes of the Plan and is not, and shall not be deemed to be: (i) a restriction on the right of the Company, a Subsidiary or Affiliate, as the case may be, to terminate any Officer or Employee for any reason whatsoever; or (ii) a part of the employment relationship (whether oral or written, express or implied) of any such individual.

      (f)   Severability.

      The provisions of the Plan shall be deemed severable and the validity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

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

      (g)   Binding Effect of Plan.

      The Plan amends and restates in its entirety the Company's Second Amended and Restated 1988 Stock Option Plan which was adopted by the Board on June 30, 1992. The Plan shall inure to the benefit of the Company, its successors and assigns.

      (h)   No Waiver of Breach.

      No waiver by any party hereto at any time of any breach by another party hereto of, or compliance with, any condition or provision of the Plan to be performed by such other party shall be deemed a waiver of the same, any similar or any dissimilar provisions of conditions at the same or at any prior or subsequent time.

      (i)   Governing Law.

      The Plan and all actions taken thereunder shall be enforced, governed and construed by and interpreted under the laws of the State of Delaware applicable to contracts made and to be performed wholly within such State without giving effect to the principles of conflict of laws thereof.

      (j)   Headings.

      The headings contained in this agreement are reference purposes only and shall not affect in any way the meaning or interpretation of this agreement.

      15.   EXECUTION

      To record the adoption of the Plan to read as set forth herein, the Company has caused its authorized officer to execute the same as of this _____ day of June, 1994.

                                             ADVANCED MEDICAL, INC.

                                             By: /s/ Jeffry M. Picower
                                                 ------------------------------
                                                   Jeffry M. Picower
                                                   Chief Executive Officer

ATTEST:

By: /s/ Joseph W. Kuhn
    ------------------------------
      Joseph W. Kuhn
      Secretary



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